UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2014

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Rt. 202-206, Suite 303, Bridgewater, NJ	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s 2014 annual meeting of stockholders was held on June 25, 2014.  At the meeting, stockholders elected the following seven members to the Company’s Board of Directors for a term expiring at the annual meeting of stockholders in 2015, based on the following votes:

Member	For	Withheld	Broker Non-Votes
Matthew Duffy	10,831,938	2,966,983	0
Michael W. George	13,060,572	738,349	0
Steven Lefkowitz	13,632,077	166,844	0
Taunia Markvicka	13,796,066	2,855	0
Randy Milby	12,603,272	1,195,649	0
Antony E. Pfaffle, M.D.	13,653,317	145,604	0
Cora M. Tellez	13,060,572	738,349	0

At the meeting, stockholders also ratified the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  The vote for such ratification was 13,765,181 shares for, 31,740 shares against, 2,000 shares abstaining and no broker non-votes.

Item 8.01.	Other Events.

On June 23, 2014, CorMedix issued a press release announcing that the protocol for a planned pivotal Phase 3 study for Neutrolin® for use in hemodialysis patients with a central venous catheter has been finalized.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated June 23, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: June 26, 2014	By:	/s/ Randy Milby
Name: Randy Milby
Title: Chief Executive Officer